SECURED PROMISSORY NOTE
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$935,000                                                      Mundelein, Florida
                                                              August 1, 1999


         FOR VALUE RECEIVED, GREGORY HALPERN ("Maker") promises to pay to the order of CIRCLE GROUP INTERNET, INC. ("Holder"), in lawful money of the United States of America in immediately available funds, the principal sum of NINE HUNDRED THIRTY FIVE THOUSAND AND NO/100 DOLLARS ($935,000), together with interest on the unpaid principal balance from the date hereof until paid in full at the rate of 8% per annum (the "Interest Rate").

         This Secured Promissory Note is the "Promissory Note" referred to and provided for in the Mortgage dated August 6, 1999 between Maker and Holder executed concurrently herewith. Capitalized terms used in this Note and not otherwise defined herein shall have the meanings given to such terms in the Mortgage. This Note, and the indebtedness and obligations evidenced hereby, are secured by the Mortgage.

         The principal balance hereof, together with interest thereon, shall be paid in full four (4) months from the date hereof as follows:

          (i) Commencing September 6, 1999, and the same day of each succeeding month thereafter, Maker shall pay to Holder interest only payments of $6,233.33 per month in four (4) equal monthly installments.

          (ii) The principal balance shall be due and payable in full on December 6, 1999.

         To the extent not sooner paid, the entire unpaid principal balance, together with all accrued interest and all other sums payable hereunder, shall be due and payable in full by no later than 5:00 p.m. local time on December 6, 1999 (the "Maturity Date"). In the event this Note is not paid in full by the Maturity Date, the principal balance due hereunder shall accrue interest thereafter at the lesser of 18% per annum or the highest rate of interest per annum permitted by law ("Maximum Rate").

         This Note may be prepaid in whole or in part at any time without penalty.

         All payments under this Note shall be made to Holder at the address specified in the Agreement, or to such other place or in such other manner as may be designated by written notice from Holder to the Maker.

         In the event of a default in the payment of any sums due from Maker to Holder under this Note, or in the case of a default under the Agreement, Holder shall notify Maker, by certified United


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States mail, return receipt requested, of the occurrence of such default, and
Holder shall provide Maker a 15 day opportunity to cure such default, such time period to run from the date of delivery of such notice of default. After notice of default is provided and expiration of the 15 day period without such default having been cured by Maker, then the entire principal sum shall at the option of the Holder become at once due and payable; and said principal sum shall bear interest from such time until paid at the Maximum Rate. Failure to exercise this option shall not constitute a waiver of the right to exercise the same in the event of any subsequent default.

         Maker agrees to pay all costs, including reasonable attorneys' and paralegals' fees and expenses, whether or not suit is brought, if, after maturity of this Note or after default hereunder or under the Agreement, counsel shall be employed to collect this Note or to enforce the Mortgage.

         Time is of the essence for the performance and observance of each agreement and obligation of Maker under this Note.

         Maker and all sureties, endorsers and guarantors, or other parties now or hereafter liable for any of the obligations evidenced herein severally waive, for themselves and their representatives, heirs, successors and assigns, (i) presentment, demand, protest and notice, including notice of nonpayment, of default, of intent to accelerate and of acceleration, and (ii) the benefit of marshalling, election or remedies, valuation, appraisal and exemption laws.

         In the event of a default under this Note, Holder may pursue the rights and remedies inuring to the Holder hereunder, under the Mortgage or at law or in equity.

         In the event any one or more of the provisions contained in this Note shall for any reason be held to be invalid, illegal or unenforceable, such invalid, illegal or unenforceable provisions shall not affect any other provision of this Note, and this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

         This Note shall be governed by and construed in accordance with the laws of the State of Illinois.

         Neither the Maker nor the Holder shall seek a jury trial on any lawsuit, proceeding, or counterclaim based upon, or arising out of this Note, or the relationship between the Maker and Holder. If the subject matter of any such lawsuit is one in which the waiver of a jury trial is prohibited, neither the Maker nor Holder shall present as a counterclaim in such a lawsuit, any claim arising out of this Note. Furthermore, neither the Maker nor Holder shall seek to consolidate any such action in which a jury trial has been waived, with any such action in which a jury trial cannot be waived. The Maker hereby certifies that no representative or agent of Holder, nor Holder's counsel, has represented, expressly or otherwise, that Holder would not, in the event of such litigation, seek to enforce this waiver of right to jury trial provision. The Maker acknowledges that the provisions of this paragraph are a material inducement to Holder's acceptance of this Note.


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         IN WITNESS WHEREOF, Maker has executed and delivered this Note on the date first written above. Maker:



                                                     By: /s/ Gregory Halpern
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                                                              Gregory Halpern

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